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                                                                       EXHIBIT 3


                             JOINT FILING AGREEMENT


    The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.

Dated:   October 10, 1997

                                       The Willis Group


                                       By:   /s/ Mark Willis
                                          -----------------------------------
                                             Mark Willis, President



                                       /s/ Michael T. Willis
                                       --------------------------------------
                                       Michael T. Willis



                                       /s/ Mark Willis
                                       --------------------------------------
                                       Mark Willis



                                       /s/ James T. Harris
                                       --------------------------------------
                                       James T. Harris